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                                                                    EXHIBIT 3.34

[SEAL]

ARTICLES OF AMENDMENTS OF THE                   SUE ANNE GILROY
ARTICLES OF INCORPORATION                       SECRETARY OF STATE
State Form 38333 (R8 / 12-96)                   CORPORATIONS DIVISION
Approved by State Board of Accounts 1995        302 W. Washington St. Rm . E018
                                                Indianapolis, IN 46204
                                                Telephone: (317) 232-6576

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
INSTRUCTIONS: Use 8 1/2" X 11" white paper for inserts.                                      Indiana Code 23-1-38-1 et seq.
              Present original and two copies to address in upper right hand comer of this
              Please TYPE or PRINT.                                                          Filing Fee:$30.00
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                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:
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Name of Corporation                                        Date of incorporation

Active Products Corporation                                    February 11, 1958
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The undersigned office of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act)

[X] Indiana Business corporation Law  [ ] Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
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                               ARTICLE I Amendment(s)
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The exact text of Articles(s), Articles

         (NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is _____________________," below.)

         The name of the Corporation is Tower Automotive Technology Products,
         Inc.

                                                        APPROVED AND FILED

                                                        [ILLEGIBLE]
                                                        INC. SECRETARY OF STATE
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                                   ARTICLE II
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Date of each amendment's adoption:

         January 5, 2001

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                        (Continued on the reverse side)

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                    ARTICLE III Manner Of Adoption and Vote
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Mark applicable section: NOTE - Only in limited situations does Indiana law permit as Amendment without shareholder approval. Bacause a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
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[ ]  SECTION 1 This amendement was adopted by the Board of Directors or incorporators and shareholder action was not required.
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[X]  SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (shareholder approval may be by either A or B.)

               A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
               -----------------------------------------------------
                        Shares entitled to vote.
               -----------------------------------------------------
                        Number of shares represented at the meeting.
               -----------------------------------------------------
                        Shares voted in favor.
               -----------------------------------------------------
                        Shares voted against.
               -----------------------------------------------------

               B. Unanimous written consent executed on January 5, 2001.
               and signed by all shareholders entitled to vote.
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                 ARTICLE IV Compliance with Legal Requirements
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          The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.
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          I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 5th day of January, 2001. xxxxxxxx
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Signature's of current officer               Printed name of officer or chairman
or chairman of the board                     of the board
[ILLEGIBLE]                                                     Daniel H. Webber
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Signature's title

Vice President

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                                    RESTATED
                            ARTICLES OF INCORPORATION

                      ARTICLE I- Name and Principle office
                      ------------------------------------

    Name of Corporation:
    -------------------

    Active Products Corporation

    Principal Office: The address of the principal office of the Corporation is:
    ----------------

    Post Office Address               City            State        ZIP Code
    -------------------               ----            -----        --------
    32901 Gratiot Avenue              Roseville       Michigan     48066

                    ARTICLE II - Registered Office and Agent
                    ----------------------------------------

    Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for the service of process are:

    Name of Registered Agent:
    -------------------------
    National Registered Agents, Inc.

    Address of Registered Office      City            State        ZIP Code
    ----------------------------      ----            -----        --------
    320 N. Meridian Street, Suit 817  Indianapolis    Indiana      46204

                         ARTICLE III - Authorized Shares
                         ------------------------------

         Number of shares of the Corporation is authorized to issue: 1,000 shares of Common Stock, $.01 par value per share.

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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                          ACTIVE PRODUCTS CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I SUE ANNE GILROY, Secretary of state of Indiana, hereby certify that I have this day filed articles in this office.

The effective date of these Articles of Amendment is July 29, 1999.

                                    In Witness Whereof, I have hereunto set my hand affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-ninth day of July, 1999.